UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2017, First Foundation Inc. (the “Company”) entered into the First Amendment to Loan Agreement (the “First Amendment”), which amends the Loan Agreement, dated as of February 8, 2017 (the “Loan Agreement”) with NexBank SSB, a Texas savings bank (the “Lender”), to increase the maximum amount of the loan by $25,000,000, after which the maximum principal outstanding balance of the loan is $50,000,000. Except as modified and amended by the First Amendment, all of the terms and provisions of the Loan Agreement remain in full force and effect.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

A copy of the press release issued by the Company related to the First Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Loan Agreement, along with the Pledge and Security Agreement entered into in connection with the Loan Agreement, are attached as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed with the SEC on February 9, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated as of May 18, 2017, by and between First Foundation Inc. and NexBank SSB.
99.1	Press Release dated May 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: May 22, 2017	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated as of May18, 2017, by and between First Foundation Inc. and NexBank SSB.
99.1	Press Release dated May 22, 2017.

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